JOINT FILERS’ SIGNATURES

R/C ENERGY IV DIRECT PARTNERSHIP, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P., its general partner
By: R/C ENERGY GP IV, LLC, its general partner

By: /s/ Peter Haskopoulos	Date: June 10, 2021
Name: Peter Haskopoulos
Title: Managing Director

R/C IV LIBERTY HOLDINGS, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P., its general partner
By: R/C ENERGY GP IV, LLC, its general partner

By: /s/ Peter Haskopoulos	Date: June 10, 2021
Name: Peter Haskopoulos
Title: Managing Director

R/C ENERGY GP IV, LLC

By: /s/ Peter Haskopoulos	Date: June 10, 2021
Name: Peter Haskopoulos
Title: Managing Director